SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 1, 2014

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-29245	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

1479 North Clinton Avenue, Bay Shore, NY 11706
Address of principal executive offices

Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 1, 2014, we acquired all of the outstanding shares of AMK Welding, Inc. (“AMK”), pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Dynamic Materials Corporation, the sole stockholder of AMK, for a purchase price of $6,750,000, subject to a working capital adjustment.  The purchase price was paid in part by delivery of our promissory note in the principal amount of $2,500,000, of which AMK is co-maker (the “Note”). Payment of the Note is secured by a mortgage on certain real estate owned by AMK.

AMK, based in South Windsor, Connecticut, is a provider of sophisticated welding and machining services for diversified aerospace and industrial customers. AMK specializes in super alloy joining, cladding, machining and assembly and is NADCAP, ISO9001; AS9100 certified with specific customer approvals from GE, Pratt & Whitney, Honeywell, Rolls Royce, and others. AMK operates out of a 40,000 sq. ft. facility with 30 highly qualified specialized welders with collectively over 600 years of combined welding experience, and holding 164 different process / material group qualifications.   The management and employees of AMK will remain and AMK will be operated as a separate subsidiary as part of the Air Industries Group of companies.

In connection with the acquisition of AMK, on October 1, 2014 we, our wholly-owned subsidiaries and AMK entered into the Sixth Amendment to the Amended and Restated Loan and Security Agreement with PNC Bank, N.A. (the “PNC Loan Agreement”) to add AMK as a party to the PNC Loan Agreement and an additional Term Loan in the principal amount of $3,500,000.

Item 7.01 Regulation FD Disclosure.

On October 1, 2014, Air Industries Group issued a press release announcing that it had acquired all of the outstanding shares of AMK. A copy of the press release is filed as Exhibit 99.1.

 The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1 10.2	Stock Purchase Agreement dated as of October 1, 2014, between Air Industries Group and Dynamic Materials Corporation. Promissory Note of Air Industries Group and AMK Welding, Inc.
10.3 10.4 10.5	Mortgage and Security Agreement in favor of Dynamic Materials Corporation. Sixth Amendment to the Amended and Restated Term Loan, Revolving Credit and Security Agreement with PNC Bank. Term Note.
99.1	Text of press release issued by Air Industries Group.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2014

AIR INDUSTRIES GROUP

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and Chief Executive Officer